Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AmSouth Bancorporation 2006 Long Term Incentive Compensation Plan, AmSouth Bancorporation 1996 Long Term Incentive Compensation Plan, First American Corporation 1999 Broad-Based Employee Stock Option Plan, Deposit Guaranty Corporation Long Term Incentive Plans, First American Corporation 1991 Employee Stock Incentive Plan, AmSouth Bancorporation Amended and Restated 1991 Employee Stock Incentive Plan, AmSouth Bancorporation Stock Option Plan for Outside Directors, Regions Financial Corporation 401(k) Plan (formerly named AmSouth Bancorporation Thrift Plan), AmSouth Bancorporation Deferred Compensation Plan and Amended and Restated Deferred Compensation Plan for Directors of AmSouth Bancorporation, and AmSouth Bancorporation Employee Stock Purchase Plan of Regions Financial Corporation of our reports dated February 24, 2009, with respect to the consolidated financial statements of Regions Financial Corporation and the effectiveness of internal control over financial reporting of Regions Financial Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Birmingham, Alabama

August 28, 2009